--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1998


                        Capital Senior Living Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                     Delaware                                   1-17445                         75-2678809
----------------------------------------------------  -----------------------    ----------------------------------------
         (State or other jurisdiction of                  (Commission File                    (IRS Employer
                  incorporation)                                Number)                     Identification No.)


       14160 Dallas Parkway, Suite 300, Dallas, Texas                 75240
-------------------------------------------------------------    ---------------
           (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including are      (972) 770-5600


                                (Not Applicable)
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Item 2.  Acquisition or Disposition of Assets
---------------------------------------------

         On September 30, 1998, Capital Senior Living Corporation (the "Company"), through Capital Senior Living Properties 2 - NHPCT, Inc. ("Purchaser"), an indirect wholly-owned subsidiary, completed the acquisition of four senior living communities from NHP Retirement Housing Partners I Limited Partnership ("NHP") for cash consideration of $40,650,000. As previously reported on the Company's Current Report on Form 8-K, dated September 30, 1998 (which is being amended by this Amendment No. 1), the Company completed the acquisition, pursuant to the terms of the Asset Purchase Agreement, which was previously filed as Exhibit 2.1 hereto, dated as of July 24, 1998, by and between NHP and Capital Senior Living Properties, Inc. The funds for the transaction were provided from working capital of the Company and from the proceeds of a loan pursuant to the terms of the Loan Agreement, which was previously filed as Exhibit 2.3 hereto, dated as of September 30, 1998, by and between Purchaser and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc.

         The senior living communities acquired by the Company are The Atrium of Carmichael in Carmichael, California; Crosswoods Oaks in Citrus Heights, California; The Heatherwood in Southfield, Michigan; and The Veranda Club in Boca Raton, Florida. Capital Senior Living, Inc. ("CSL"), a subsidiary of the Company, has operated these communities under a long-term management contract since 1992. The purchase price for the properties was determined by independent appraisal. Personnel working at the property sites and certain home office personnel who perform services for NHP are employees of CSL. NHP (prior to the acquisitions) reimbursed CSL for the salaries, related benefits, and overhead reimbursements of such personnel. Capital Realty Group Brokerage, Inc., a company wholly-owned by Messrs. Jeffrey L. Beck and James A. Stroud, the Chief Executive and Chief Operating Officers of the Company, respectively, received a brokerage fee of $1,219,500 related to this transaction, which was paid by NHP.

         The Company has previously filed a Current Report on Form 8-K, dated October 28, 1998, related to its acquisition of certain senior living communities from Gramercy Hill Enterprises and Tesson Heights Enterprises (the
"Gramercy/Tesson Form 8-K"). The Gramercy/Tesson Form 8-K will be amended pursuant to the Securities and Exchange Commission rules. The pro forma financial statements to be included in the amendment to the Gramercy/Tesson Form 8-K will be substantially similar to the pro forma financial statements contained herein.

Item 7.   Financial Statements and Exhibits
-------------------------------------------

(a)      Financial Statements of business acquired.

                  Set forth below are the Independent Auditors' Reports, Consolidated Balance Sheet at December 31, 1997 and 1996 and the Consolidated Statements of Stockholders' Equity, Consolidated Statements of Operations and Consolidated Statements of Cash Flows for each of the three years ended December 31, 1997 of NHP Retirement Housing I Limited Partnership as described more fully in the notes thereto.

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



The Partners
NHP Retirement Housing Partners I Limited Partnership

We have audited the accompanying statements of financial position of NHP Retirement Housing Partners I Limited Partnership as of December 31, 1997 and 1996, and the related statements of operations, partners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NHP Retirement Housing Partners I Limited Partnership at December 31, 1997 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                                  Ernst & Young LLP
Dallas, Texas
February 13, 1998



              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                        STATEMENTS OF FINANCIAL POSITION
                        --------------------------------


                                                                                     December 31,
                                                                                     ------------

                                                                           1997                         1996
                                                                           ----                         ----


                                                   ASSETS (Note 6)
                                                   ------

Cash and cash equivalents (Note 2)                                 $       4,495,733             $      4,017,181

Interest receivable                                                                0                        1,200

Other receivables                                                             31,892                       28,363

Pension notes issuance costs (Note 1)                                      1,009,842                    1,264,634

Pension notes organization costs (Note 1)                                    215,326                      265,102

Prepaid expenses                                                             300,654                      285,111

Rental property (Notes 1, 4 and 10):
   Land                                                                    6,820,468                    6,318,028

   Buildings and improvements, net of
     accumulated depreciation of $15,456,154
     in 1997 and $13,752,920 in 1996                                      42,670,005                   43,853,213

Other assets                                                                  41,920                       39,052
                                                                   -----------------             ----------------

Total assets                                                       $      55,585,840             $     56,071,884
                                                                   =================             ================


                                          LIABILITIES AND PARTNERS' DEFICIT
                                          ---------------------------------


Liabilities:
   Accounts payable                                                $         320,796             $        336,446
   Interest payable (Note 6)                                              23,730,407                   20,681,172
   Pension Notes (Note 6)                                                 42,672,000                   42,672,000
   Other liabilities (Note 2)                                                882,625                      818,377
                                                                   -----------------             ----------------

                                                                          67,605,828                   64,507,995
                                                                   -----------------             ----------------
Partners' deficit (Notes 5 and 7):
   General Partner                                                        (1,596,670)                  (1,465,252)
   Assignee Limited Partner - 42,691
     investment units outstanding                                        (10,423,318)                  (6,970,859)
                                                                   -----------------             ----------------

Total partners' deficit                                                  (12,019,988)                  (8,436,111)
                                                                   -----------------             ----------------

Total liabilities and partners' deficit                            $      55,585,840             $     56,071,884
                                                                   =================             ================

                                          See notes to financial statements.



              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                               Year Ended December 31,
                                                                               -----------------------

                                                                      1997                1996                   1995
                                                                      ----                ----                   ----

REVENUES:
   Rental income                                                $   15,243,028       $   14,241,055       $    13,754,959

   Interest income                                                      89,872               79,811                83,348
   Other income                                                        215,238              167,233               182,319
                                                                --------------       --------------       ---------------

                                                                    15,548,138           14,488,099            14,020,626
                                                                --------------       --------------       ---------------

COSTS AND EXPENSES:
   Salaries, related benefits and overhead reimbursements (Note 3)   3,984,975            3,825,002             3,919,906
   Management fees, dietary fees and other services (Note 3)         1,432,813            1,350,502             1,326,272
   Administrative and marketing                                        778,400              754,504               700,594
   Utilities                                                           890,070              874,156               852,805
   Maintenance                                                         521,464              451,412               444,394
   Resident services, other than salaries                              296,468              297,794               292,097
   Food services, other than salaries                                1,591,266            1,511,771             1,513,898
   Depreciation                                                      1,703,233            1,615,089             1,525,513
   Taxes and insurance                                               1,183,215            1,101,282             1,067,522
                                                                --------------       --------------       ---------------

                                                                    12,381,904           11,781,512            11,643,001
                                                                --------------       --------------       ---------------

INCOME FROM RENTAL OPERATIONS                                        3,166,234            2,706,587             2,377,625
                                                                --------------       --------------       ---------------

COSTS AND EXPENSES:
   Interest expense - pension notes (Note 6)                         6,036,275            5,775,285             5,521,051
   Amortization of pension notes issuance costs                        254,792              254,792               254,792
   Amortization of pension notes organization costs                     49,776               49,776                49,776
   Other expenses                                                      348,308              201,402               242,555
                                                                --------------       --------------       ---------------

                                                                     6,689,151            6,281,255             6,068,174
                                                                --------------       --------------       ---------------

NET LOSS                                                        $   (3,522,917)      $   (3,574,668)      $    (3,690,549)
                                                                ==============       ==============       ===============

ALLOCATION OF NET LOSS:
General Partner                                                 $      (70,458)      $      (71,493)      $       (73,811)
Assignor Limited Partner                                            (3,452,459)          (3,503,175)           (3,616,738)
                                                                --------------       --------------       ---------------

                                                                $   (3,522,917)      $   (3,574,668)      $    (3,690,549)
                                                                ==============       ==============       ===============

NET LOSS PER ASSIGNEE INTEREST                                  $          (81)      $          (82)      $           (85)
                                                                ==============       ==============       ===============



                                   See notes to financial statements.



              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                    STATEMENTS OF PARTNERS' EQUITY (DEFICIT)
                    ----------------------------------------



                                                      General Partner-
                                                       Capital Realty             Assignee
                                                        Group Senior               Limited
                                                        Housing, Inc.             Partners                   Total
                                                      ----------------            --------                   -----

Partners' equity (deficit) at January 1, 1995        $     (1,197,854)       $       149,054          $    (1,048,800)

Distributions                                                 (60,960)                     0                  (60,960)

Net Loss                                                      (73,811)            (3,616,738)              (3,690,549)
                                                     ----------------        ---------------          ---------------

Partners' deficit at December 31, 1995                     (1,332,625)            (3,467,684)              (4,800,309)

Distributions                                                 (61,134)                     0                  (61,134)

Net Loss                                                      (71,493)            (3,503,175)              (3,574,668)
                                                     ----------------        ---------------          ---------------

Partners' deficit at December 31, 1996                     (1,465,252)            (6,970,859)              (8,436,111)

Distributions                                                 (60,960)                     0                  (60,960)

Net Loss                                                      (70,458)            (3,452,459)              (3,522,917)
                                                     ----------------        ---------------          ---------------

Partners' deficit at December 31, 1997               $     (1,596,670)       $   (10,423,318)         $   (12,019,988)
                                                     ================        ===============          ===============






                                         See notes to financial statements.




              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------



                                                                              Year Ended December 31,


                                                                    1997                1996                 1995
                                                                    ----                ----                 ----

Cash flows from operating activities:

   Rent collections                                          $    15,239,499       $   14,244,537       $   13,747,228
   Interest received                                                  91,072               79,876               83,325
   Other income                                                      215,238              167,233              182,319
   Management fees, dietary fees and other services               (1,429,906)          (1,351,527)          (1,326,188)
   Salary, related benefits and overhead reimbursements           (3,971,789)          (3,816,530)          (3,925,369)
   Other operating expenses paid                                  (5,595,097)          (5,202,737)          (5,114,939)
   Interest paid                                                  (2,987,040)          (2,995,574)          (2,987,040)
                                                             ---------------       --------------       --------------

   Net cash provided by operating activities                       1,561,977            1,125,278              659,336

Cash flows from investing activity:
   Capital expenditures                                           (1,022,465)            (525,567)            (712,919)
                                                             ---------------       --------------       --------------


   Net cash used in investing activity                            (1,022,465)            (525,567)            (712,919)

Cash flows from financing activity:
   Distributions                                                     (60,960)             (61,134)             (60,960)
                                                             ---------------       --------------       --------------

   Net cash used in financing activity                               (60,960)             (61,134)             (60,960)
                                                             ---------------       --------------       --------------

Net increase (decrease) in cash and cash equivalents                 478,552              538,577             (114,543)


Cash and cash equivalents at beginning of year                     4,017,181            3,478,604            3,593,147
                                                             ---------------       --------------       --------------

Cash and cash equivalents at end of year                     $     4,495,733       $    4,017,181       $    3,478,604
                                                             ===============       ==============       ==============







              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                   (continued)


                                                                               Year Ended December 31,
                                                                    1997                1996                 1995
                                                                    ----                ----                 ----

RECONCILIATION OF NET LOSS TO NET CASH
   PROVIDED BY OPERATING ACTIVITIES:

Net loss                                                     $    (3,522,917)      $   (3,574,668)      $   (3,690,549)
                                                             ---------------       --------------       --------------

Adjustments to reconcile net loss to net cash provided by operating activities:

   Depreciation                                                    1,703,233            1,615,089            1,525,513
   Amortization of pension notes organization costs                   49,776               49,776               49,776
   Amortization of pension notes issuance costs                      254,792              254,792              254,792
   Interest Payable                                                3,049,235            2,779,711            2,534,011

   Changes in operating assets and liabilities:
     Interest receivable                                               1,200                   65                  (23)
     Other assets and receivables                                     (6,397)             827,993               (7,461)
     Prepaid expenses                                                (15,543)              (5,959)              (5,759)
     Accounts payable                                                (15,650)            (254,782)              88,374
     Purchase installments                                                 0             (552,000)                   0
     Other liabilities                                                64,248              (14,739)             (89,338)
                                                             ---------------       --------------       --------------

Net cash provided by operating activities                    $     1,561,977       $    1,125,278       $      659,336
                                                             ===============       ==============       ==============






                                        See notes to financial statements.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                           December 31, 1997 and 1996


1.   SUMMARY OF PARTNERSHIP ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
     -----------------------------------------------------------------------

     Organization
     ------------

          NHP Retirement Housing Partners I Limited Partnership (the Partnership) is a limited partnership organized under the laws of the State of Delaware on March 10, 1986. The Partnership was formed for the purpose of raising capital by issuing both Pension Notes (Notes) to tax-exempt investors and selling additional partnership interests in the form of Assignee Interests (Interests) to taxable individuals. Interests represent assignments of the limited partnership interests of the Partnership issued to the Assignor Limited Partner, NHP RHP-I Assignor Corporation. The proceeds from the sale of the Notes and Interests have been invested in residential rental properties for retirement age occupants.

          A description of the Projects now owned directly or indirectly and operated by the Partnership is as follows:

          The Amberleigh. This project is a 271 unit retirement living center located in Williamsville, New York. The facility was approximately 97 % and 98 % occupied at December 31, 1997 and 1996 , respectively.

          The Atrium of Carmichael. This project is a 153 unit retirement living center located in Sacramento, California. This facility was approximately 99 % and 98 % occupied at December 31, 1997 and 1996 , respectively.

          Crosswood Oaks. This project is an 122 unit retirement living center located in Sacramento, California. This facility was approximately 91 % and 86 % occupied at December 31, 1997 and 1996 , respectively.

          The Heatherwood. This project is an 160 unit retirement living center located in Southfield, Michigan. This facility was approximately 98 % and 81 % occupied at December 31, 1997 and 1996 , respectively.

          Veranda Club. This project is an 189 unit retirement living center located in Boca Raton, Florida. This facility was approximately 96 % and 98 % occupied at December 31, 1997 and 1996 , respectively.

     Significant Accounting Policies
     -------------------------------

          Offering costs, issuance costs and organization costs related to the sale of Notes are being amortized using the straight line method over the term of the Notes. Accumulated amortization at December 31, 1997 and 1996 was $2,547,920 and $2,293,128 , respectively. Selling commissions related to the sale of Interests were recorded as a direct reduction to the capital account of the holders of Interests. Accumulated amortization at December 31, 1997 and 1996 was 497,760 and $447,984 , respectively. Direct costs of acquisition, including acquisition fees and expenses paid to the General Partner, have been capitalized as a part of buildings and improvements.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)



     Other fees and expenses of the Partnership are recognized as expenses in the period the related services are performed.

          Interest expense on Notes is calculated using the effective interest method (see Note 6). Operating deficit and cash flow guarantee payments received from the sellers of The Heatherwood, The Atrium and Crosswood Oaks are recognized as a reduction of the basis of the respective properties.

          Buildings and improvements are recorded at the lower of cost or net recoverable value (Note 10) and depreciated using the straight-line method, assuming a 30-year life and a 30% salvage value. Furniture and equipment are recorded at cost and depreciated using the straight line method over 5 years.

          The cost of rental property and their useful lives are summarized as follows:



                                      Useful Life              1997                     1996
                                      -----------              ----                     ----

Land                                                      $   6,820,468           $    6,318,028
                                                          =============           ==============

Land improvements                       30 years                 91,318                   75,809
Building and building improvement       30 years             55,239,208               55,179,219
Furniture and equipment                  5 years              2,795,633                2,351,105
                                                          -------------           --------------
                                                             58,126,159               57,606,133
Less-accumulated depreciation                               (15,456,154)             (13,752,920)
                                                          -------------           --------------
                                                          $  42,670,005           $   43,853,213
                                                          =============           ==============


          Rental income is recognized when earned based on residents' signed rental agreements. Rental payments received in advance are deferred and recognized when earned.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     New Accounting Pronouncements
     -----------------------------

          The Financial Accounting Standards Board issued Statement No. 130, Reporting Comprehensive Income effective for fiscal 1998. Statement No. 130 requires reporting and display of comprehensive income and its components in the financial statements. This new Statement will only expand the Partnership's disclosures with respect to this item.

2.   CASH AND CASH EQUIVALENTS
     -------------------------

          As of December 31, 1997 and 1996 , cash and cash equivalents consisted of demand deposits and repurchase agreements. All repurchase agreements have an original maturity of three months or less and, therefore, are considered to be cash equivalents.

          Cash and cash equivalents also includes $531,056 and $504,879 of tenant security deposits at December 31, 1997 and 1996 , respectively, which are designated for the purpose of providing refunds to tenants upon move-out.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)

3.   TRANSACTIONS WITH THE GENERAL PARTNER AND ITS AFFILIATES
     --------------------------------------------------------

          Through January 22, 1995, the sole general partner of the Partnership was NHP/RHGP-I Limited Partnership (NHP/RHGP-I). The sole limited partner of the Partnership is NHP RHP-I Assignor Corporation, a Delaware corporation which is an affiliate of NHP/RHGP-I.

          On December 19, 1991, the General Partner executed an amended and restated purchase agreement with Capital Realty Group Properties, Inc.
     (CRG) for the transfer of the General Partner's interest in the Partnership, subject to the approval of Assignee Holders. CRG's rights and obligations under the purchase agreement were subsequently assigned to an affiliate, Capital Realty Group Senior Housing, Inc. (CRGSH). CRGSH is the management agent under a five year contract with an optio to renew for an additional five years under certain conditions. Pursuant to a Consent Solicitation dated October 25, 1994, Assignee Holders holding more than 64% of the equity interests in the Partnership approved the election of CRGSH, as the replacement general partner of the Partnership. Effective January 23, 1995, CRGSH became the sole general partner of the Partnership. Effective February 1, 1995, CRGSH assigned its contract rights to manage the Partnership's properties to Capital Senior Living, Inc. ("CSL"), a subsidiary of Capital Senior Living Corporation. CRGSH and CSL received $1,429,906, $1,351,527, and $1,326,188 in 1997, 1996 and 1995,
     respectively,   for  management  fees,  dietary  services  fees  and  other operating expense reimbursements related to services provided to the Properties and the Partnership.

          Personnel working at the Property sites and certain home office personnel who perform services for the Partnership are employees as of February 1, 1995 of CSL, an affiliate of CRGSH, and prior to February 1, 1995 were employees of CRGSH. The Partnership reimburses CRGSH or CSL for the salaries and related benefits of such personnel as reflected in the accompanying financial statements. During 1997 , 1996 and 1995 , such reimbursements for salaries, related benefits and overhead reimbursements amounted to $3,971,789, $3,816,530, and $3,925,369 , respectively.

          During 1997 and 1996 , an affiliate of the General Partner, Capital Senior Living Communities, L.P., purchased approximately 11,318 and 422 , respectively, of Pension Notes, or approximately 30.74 % of the
     Partnership's outstanding Pension Notes at an average price of $822 per Note. On November 3, 1997, Capital Senior Living Communities, L.P. sold its Pension Notes to Capital Senior Living Properties, Inc., an affiliate of the General Partner and a subsidiary of Capital Senior Living Corporation, at a price of $1,422 per Note. At December 31, 1997, Capital Senior Living Properties, Inc. holds 13,128 Pension Notes. Capital Senior Living
     Corporation is subject to the periodic reporting obligations of the Securities and Exchange Commission.

          A 50% partner in Retirement Living Communities, L.P. ("RLC") is chairman of the board of a bank where the Partnership holds the majority of its operating cash accounts

4.   ACQUISITION OF PROPERTY
     -----------------------

          On November 5, 1997, the Partnership purchased approximately 3.10 acres of land adjacent to the Amberleigh property for $500,000 plus closing costs. The land will be used in development of a 60 unit assisted living retirement facility.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)

          In connection with the purchase of the Heatherwood in 1988, the Partnership has recorded receivables of $826,877 from the seller and purchase installments and other liabilities due to the seller totaling $816,583. Amounts due to the Seller at December 31, 1995 include $264,583 in property management fees and the remaining $525,000 plus accrued interest of $27,000 purchase installment payment due to the seller. During 1996, the General Partner attempted to contact the Seller, but was unable to do so. The General Partner wrote off the amounts due to and from the Seller and recorded a $10,294 adjustment to income during 1996.

5.   CASH DISTRIBUTION POLICIES
     --------------------------

          The Partnership Agreement allows for quarterly payments of substantially all Cash Available For Distribution Before Interest Payments (as defined in the Partnership Agreement), subject to the following: (i) distributions to Assignee Holders may be restricted or suspended for limited periods when the General Partner determines in its absolute discretion that it is in the best interests of the Partnership; and (ii) all Assignee Holder distributions are subject to the payment of Partnership expenses and maintenance of working capital reserves.

          Cash Available For Distribution Before Interest Payments generally consists of cash received from the ordinary operations of the Partnership less operating expenses, without reduction for interest payments to Pension Note Holders, and working capital reserves. Distributions of Cash Available For Distribution Before Interest Payments are made in the following order of priority, to the extent available:

          First, to the General Partner in an amount equal to 2 percent of Cash Available For Distribution Before Interest Payments for each quarterly cash distribution period (payable only if the Note Holders receive the distribution as described below).

          Second, to the Pension Note Holders in an amount equal to an annual return of 7 percent on the adjusted principal amount of their Pension Notes for each quarterly cash distribution period.

          Third, to the Assignee Holders in an amount equal to an annual return of 7 percent on their adjusted capital contributions for each quarterly cash distribution period.

          Fourth, to the Pension Note Holders and Assignee Holders pro rata based on the relationship between the adjusted principal amount of the Pension Notes to the adjusted capital contributions of the Assignee Holders until the Note Holders have received an amount equal to an aggregate annual return of 10 percent on the adjusted principal amount of their Pension Notes for each quarterly cash distribution period and the Assignee Holders have received an amount equal to an aggregate annual return of 10 percent on their adjusted capital contributions for each quarterly cash distribution period.

          Fifth, to the General Partner as a Partnership Incentive Fee in an amount equal to 8 percent of Cash Available For Distribution Before Interest Payments for the fiscal year. If the amount of Cash Available for Distribution Before Interest Payments for any fiscal year is insufficient to pay the General Partner its Partnership Incentive Fee, the fee shall not accrue and shall not be paid from Cash Available For Distribution Before Interest Payments payable in subsequent fiscal years.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)

          Sixth, the balance to the Note Holders and Assignee Holders pro rata based on the relationship between the adjusted principal amount of the Pension Notes to the adjusted capital contributions of the Assignee Holders. However, the amount of interest payable to the Note Holders shall not exceed a cumulative noncompounded return of 13 percent per annum on the adjusted principal amount of their Pension Notes. No payments of Cash Available For Distribution Before Interest Payments shall reduce the principal balance of the Pension Notes.

          No distributions were paid to the Assignee Interest Holders during 1997 , 1996 or 1995 . The General Partner anticipates that distributions to Assignee Interest Holders will be suspended until operating results significantly improve.

          Cash received from sales or refinancings of any Partnership Property, after retirement of applicable mortgage debt and the payment of all expenses related to the transaction and any payments of debt service on the Pension Notes including interest at a noncompounded rate of 13% per annum less any prior payments (see Note 6), is to be distributed in the following manner:

          First, to the Assignee Interest Holders until their adjusted capital accounts are reduced to zero;

          Second, to the Assignee Interest Holders until cumulative cash distributions received equal a 13% non-compounded return on their adjusted capital accounts, reduced by prior distributions;

          Third, to the General Partner in the form of a disposition fee; and

          Fourth, 85% to the Assignee Interest Holders and 15% to the General Partner.

          Taxable net income or loss from operations is allocated to the Interest Holders as a class and to the General Partner in proportion to available cash distributed during the fiscal year. If no cash is distributed during the year, net income or loss is allocated 90% to the Assignee Holders as a class and 10% to the General Partner. Other provisions exist if there is net income or loss other than from operations. As discussed in Note 7, 2% for 1997, 1996 and 1995 of the Cash Available For Distribution Before Interest Payments was paid to the General Partner. Accordingly, net loss for each of the three years in the period ended December 31, 1997 was allocated in the same manner.

     The deficit balance in the Assignee Limited Partner account reflects their percentage interest in the Partnership's cumulative net losses, although there are no restoration requirements for the Assignee Limited Partner interest upon termination of the Partnership

6.   PENSION NOTES
     -------------

          The Notes bear stated simple interest at a rate equal to 13% per annum. Payment of up to 9% of stated interest was subject to deferral through December 31, 1988 and payment of up to 6% of stated interest is subject to deferral thereafter. Deferred interest does not bear interest.

             NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)

     Interest not deferred is payable quarterly. Using the effective interest method, interest on principal and accrued interest of the Pension Notes has been accrued at the rate of approximately 9% per annum compounded quarterly. The approximate 9% effective interest rate was calculated using estimates of the amounts of interest that will be deferred and the time period in which such deferred amounts will be paid and will provide a liability for the full amount of deferred interest upon the maturity of the Pension Notes. If interest had been provided based on 13% versus the effective rate of approximately 9%, an additional liabilit of approximately $4,113,073 would be recorded at December 31, 1997 and future interest expense would be reduced by this amount. The Partnership made payments of $2,987,040, $2,995,574 and $2,987,040 in 1997, 1996 and 1995, respectively, to Pension Note Holders. The Partnership's obligation to repay the principal amount of the Notes, which mature on December 31, 2001, and stated interest thereon, is secured by a lien on the Partnership's assets (see Note 9). The liability of the Partnership under the Pension Notes is limited to the assets of the Partnership. The Pension Notes are subject to redemption in whole or in part upon not less than 30 nor more than 60 days prior notice, at the election of the Partnership.

7.   DISTRIBUTIONS TO PARTNERS
     -------------------------

          During   1997,   1996  and  1995,   the   General   Partner   received
     distributions, representing 2% of the Cash Available For Distribution Before Interest Payments to the Pension Note Holders. The Partnership did not make a distribution to the holders of Assignee Interests during 1997, 1996 or 1995.

8.   INCOME TAXES
     ------------

          The Partnership is not taxed on its income. The partners are taxed in their individual capacities upon their distributive share of the Partnership's taxable income and are allowed the benefits to be derived from possibly off-setting their distributive share of the tax loss against taxable income from other sources subject to application of passive loss rules and subject to "At Risk" basis limitation. The taxable income or loss differs from amounts included in the statement of operations primarily because of different methods used in computing depreciation and interest on the Notes and determining start-up and marketing expenses for financial reporting and Federal income tax purposes.

          For Federal income tax purposes, the Partnership computes depreciation of buildings and improvements using the Modified Accelerated Cost Recovery System (MACRS) and the Accelerated Cost Recovery System (ACRS), while for financial statement purposes, depreciation is computed using the straight-line method. Interest on Pension Notes is computed in accordance with Internal Revenue Service regulations for original issue discount for Federal income tax purposes, while for financial statement purposes, interest on Pension Notes is computed using the effective interest method. Start-up and marketing costs incurred prior to initial occupancy were capitalized and amortized over sixty months for Federal income tax purposes, while for financial statement purposes, only those start-up and marketing costs that are expected to benefit future operations have been capitalized and amortized over sixty months.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)

          A reconciliation between financial statement net loss and net loss for tax purposes follows:


                                                                   Years Ended December 31,
                                                     -----------------------------------------------------


                                                            1997              1996                 1995
                                                            ----              ----                 ----

Net loss per financial statements                     $  3,522,917        $  3,574,668        $  3,690,549

Temporary differences in determining losses for Federal income tax purposes:

      Depreciation                                         617,872             667,874             671,332
      Amortization of start-up and marketing costs         (48,116)            (48,116)            (48,116)
      Interest expense - pension notes                  (3,136,298)         (2,903,363)         (2,673,201)
      Miscellaneous                                          5,966              37,148             (18,001)
                                                      ------------        ------------        ------------

Loss per tax return                                   $    962,341        $  1,328,211        $  1,622,563
                                                      ============        ============        ============



     The basis of building and improvements, net of accumulated depreciation, for Federal income tax purposes was $35,166,014 and $36,967,094 at December 31, 1997 and 1996, respectively.

9.   FUTURE OPERATIONS AND CASH FLOWS
     --------------------------------

          Although cash flow from operations improved in 1997 , cash generated from operations over the past several years prior to 1994 was not adequate to meet the Partnership's minimum interest payment requirements. The shortfall was funded by Partnership's cash reserves, which principally resulted from funds remaining from the initial offering of Partnership Assignee Interests and Pension Notes, after the acquisition of the Partnership's Properties. Given the level of the Partnership's cash reserves at December 31, 1997 , if the Partnership is unable to increase cash generated from operations over time, cash reserves may not be sufficient to satisfy future obligations of the Partnership.

          If interest  payments continue to be deferred at the current rate (see
     Note 6), the total accrual for unpaid interest and principal will approximate $81 million at December 31, 2001, the maturity date of the Pension Notes, which is far in excess of projected cash reserves. Accordingly, there will need to be very significant improvements in cash flows from operations and/or increases in the disposition and refinancing values of the Properties to fund both the accrued interest and the face value of the Pension Notes upon their maturity.

          Management plans to continue to manage the Properties prudently to achieve positive cash flows from operations after interest payments.

              NHP RETIREMENT HOUSING PARTNERS I LIMITED PARTNERSHIP
              -----------------------------------------------------

                              A LIMITED PARTNERSHIP
                              ---------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                                   (Continued)

10.  VALUATION OF RENTAL PROPERTY
     ----------------------------

          In accordance with FASB Statement No 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", the Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. If such a shortfall exists, a write-down would be warranted based on the estimated shortfall of discounted cash flows. The Partnership performs such evaluations on an ongoing basis by comparing each property's net book value to the total estimated future operating cash flow for years through 2001 (the year the Pension Notes mature) plus cash projected to be received upon an assumed sale of the properties on December 31, 2001. Sales proceeds, net of an estimated 3% cost of disposal, are estimated using a 10% capitalization rate of the net operating incom projected for each property for the year 2001. During July 1997, the Partnership obtained appraisals of the current market value of its properties. As of December 31, 1997, the July 1997 appraised values exceeded the partnership's net book value of its properties. The Partnership, however, does not intend to sell any Properties in the near future, but rather intends to continue to hold and operate them as rental properties. The Partnership does not believe there are any indicators that would require an adjustment to the carrying value of the properties or their remaining useful lives as of December 31, 1997 or 1996.

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS:
     -----------------------------------

          The carrying amounts and fair values of financial instruments at December 31, 1997 and 1996 are as follows:



                                                    1997                                    1996
                                          ------------------------                ------------------------

                                         Carrying             Fair              Carrying             Fair
                                          Amount             Value               Amount             Value
                                         --------            -----              --------            -----

Cash and cash equivalents            $  4,495,733        $  4,495,733        $  4,017,181       $  4,017,181
Pension Notes                          42,672,000          60,714,122          42,672,000         27,753,050


     The following methods and assumptions were used by the General Partner in estimating its fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate fair value.

          Pension Notes: The fair values of Pension Notes are based on discounted cash flows at December 31, 1997 and quoted market prices at December 31, 1996.

(b)      Pro forma financial information.

             INTRODUCTION TO PRO FORMA COMBINED FINANCIAL STATEMENTS


         The unaudited Pro Forma Combined Balance Sheet as of September 30, 1998 and unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 1998 and the year ended December 31, 1997, represent the financial position and results of operations of the Company for such periods after giving effect to the adjustments described in the accompanying notes, relating to the acquisitions of properties from NHP and Gramercy Hill Enterprises and Tesson Heights Enterprises, as if these transactions had occurred as of September 30, 1998 for the unaudited Pro forma Combined Balance Sheet, and as of January 1, 1997 for the unaudited Pro Forma Combined Statements of Income.

         The unaudited Pro Forma Combined Balance Sheet and unaudited Pro Forma Combined Statements of Income are preliminary and are presented for informational purposes only and do not necessarily reflect the financial position or results of operations of the Company which would have actually resulted had the acquisitions occurred as of the dates indicated, or the future results of operations of the Company.



                                                  CAPITAL SENIOR LIVING CORPORATION
                                                  PRO FORMA COMBINED BALANCE SHEET
                                                             (Unaudited)
                                    Assets

                                                                              September 30, 1998
                                              -----------------------------------------------------------------------------------
                                               The Company       Gramercy       Tesson                Pro Forma     The Company
                                                Historical      Historical    Historical             Adjustments     Pro Forma
                                              -----------------------------------------------------------------------------------

Current Assets:
  Cash and Cash Equivalents                    $  34,378,076     $   523,972   $   582,334      (1)   $(1,106,306)  $  34,378,076
  Accounts Receivable, Net                         3,254,751           2,604         4,663                      -       3,262,018
  Accounts Rec from Affiliates, Net                4,910,928               -             -                      -       4,910,928
  Deferred Taxes                                       8,280               -             -                      -           8,280
  Prepaid Expenses and Other                         636,724         199,368       279,582      (2)      (113,147)      1,002,527
                                              -----------------------------------------------------------------------------------
     Total Current Assets                         43,188,759         725,944       866,579             (1,219,453)     43,561,829

Deferred Taxes                                     9,788,267               -             -                      -       9,788,267
Property and Equipment, Net                       85,299,053       4,772,254     5,524,425      (3)    23,925,945     119,521,677
Investments in Limited Partnerships               15,049,802               -             -                      -      15,049,802
Note Receivable from Affiliate                     7,354,617               -             -                      -       7,354,617
Management Contract Rights, Net                      207,613               -             -                      -         207,613
Goodwill, Net                                      1,224,806               -             -                      -       1,224,806
Deferred Financing Charges, Net                      603,815          98,534             -      (4)        25,112         727,461
Deferred Interest                                    968,605               -             -                      -         968,605
Other Assets                                         455,866               -       179,815      (2)      (179,815)        455,866
                                              -----------------------------------------------------------------------------------
     Total Assets                              $ 164,141,203     $ 5,596,732   $ 6,570,819            $22,551,789   $ 198,860,543
                                              ===================================================================================
                                   Liabilities and Equity
Current Liabilities:
     Accounts Payable                          $   2,793,414     $    75,862   $    49,193      (2)   $   (31,068)  $   2,887,401
     Accrued Expenses                              1,845,039         263,224       158,632      (2)      (237,286)      2,029,609
     Line of Credit                                6,808,239               -             -      (5)    10,440,643      17,248,882
     Current Portion of Notes Payable                591,114               -             -      (6)       117,386         708,500
     Customer Deposits                               620,880          77,000       156,000      (2)        (2,050)        851,830
     Federal and State Income Taxes Payable        1,114,975               -             -                      -       1,114,975
                                              -----------------------------------------------------------------------------------
       Total Current Liabilities                  13,773,661         416,086       363,825             10,287,625      24,841,197

Deferred Income                                      696,763          65,459       119,271      (2)      (122,705)        758,788
Notes Payable, Net of Current Portion             37,966,859       6,349,366     8,103,460      (7)     9,136,953      61,556,638
Minority Interest in Consolidated Partnerships    11,201,561               -             -                      -      11,201,561

Equity:
     Partners' Capital (Deficit)                           -      (1,019,679)            -      (2)     1,019,679               -
     Preferred Stock, $.01 Par Value:
       Authorized Shares-15,000,000; No Shares
       Issued or Outstanding                               -               -             -                      -               -
     Common Stock, $.01 Par Value:
       Authorized Shares-65,000,000
       Issued And Outstanding Shares-19,717,347      197,173               -             -                      -         197,173
     Additional Paid-in Capital                   91,740,251               -             -                      -      91,740,251
     Retained Earnings (Deficit)                   8,564,935        (214,500)   (2,015,737)     (2)     2,230,237       8,564,935
                                              -----------------------------------------------------------------------------------
       Total Equity                              100,502,359      (1,234,179)   (2,015,737)             3,249,916     100,502,359
                                              -----------------------------------------------------------------------------------
       Total Liabilities and Equity            $ 164,141,203     $ 5,596,732   $ 6,570,819            $22,551,789   $ 198,860,543
                                              ===================================================================================

The accompanying notes are an integral part of these pro forma combined financial statements.

                                                 CAPITAL SENIOR LIVING CORPORATION
                                               PRO FORMA COMBINED STATEMENT OF INCOME
                                                            (Unaudited)


                                                                      For the Nine Months Ended September 30, 1998
                                    ------------------------------------------------------------------------------------------------
                                         The
                                       Company      NHP, L.P.      Gramercy        Tesson                Pro Forma      The Company
                                     Historical    Historical     Historical     Historical             Adjustments      Pro Forma
                                    ------------------------------------------------------------------------------------------------

Revenues:
  Resident and Health Care Revenue  $15,237,396   $12,066,536     $2,366,049     $3,044,770     (1)      $(3,863,672)   $28,851,079
  Rental and Lease Income             3,204,391             -              -              -                        -      3,204,391
  Unaffiliated Management
     Services Revenue                 1,812,136             -              -              -                        -      1,812,136
  Affiliated Management
     Services Revenue                 1,191,782             -              -              -     (2)         (767,349)       424,433
  Development Fees                    5,993,044             -              -              -                        -      5,993,044
  Other                                 705,504       195,513         99,924         47,305     (1)          (49,984)       998,262
                                    ------------------------------------------------------------------------------------------------
      Total Revenues                 28,144,253    12,262,049      2,465,973      3,092,075               (4,681,005)    41,283,345

Expenses:
  Operating Expenses                 11,635,108     6,555,003      1,120,299      1,142,521     (1)       (2,023,371)    18,429,560
  General and Administration
     Expenses                         4,180,463     1,676,703        444,437        497,923     (1)       (1,734,978)     5,064,548
  Depreciation and Amortization       1,695,494     1,549,536        301,499        271,042     (3)           96,020      3,913,591
                                    ------------------------------------------------------------------------------------------------
      Total Expenses                 17,511,065     9,781,242      1,866,235      1,911,486               (3,662,329)    27,407,699
                                    ------------------------------------------------------------------------------------------------
Income From Operations               10,633,188     2,480,807        599,738     1, 180,589               (1,018,676)    13,875,646

Other Income (Expense):
  Interest Income                     3,403,035       116,343              -              -     (1)         (376,883)     3,142,495
  Interest Expense                     (547,724)   (4,748,950)      (338,805)      (563,172)    (4)        1,942,224     (4,256,427)
  Other                                       -     9,276,111         (1,815)      (104,528)    (5)       (9,276,111)      (106,343)
                                    ------------------------------------------------------------------------------------------------
  Income Before Income
      Taxes and Minority
      Interest in Consolidated
      Partnerships                   13,488,499     7,124,311        259,118        512,889               (8,729,446)    12,655,371
Provision for Income Taxes           (5,185,848)            -              -              -     (6)          329,142     (4,856,706)
                                    ------------------------------------------------------------------------------------------------
Income Before Minority Interest
   in Consolidated Partnerships       8,302,651     7,124,311        259,118        512,889               (8,400,304)     7,798,665
Minority Interest in Consolidated
     Partnerships                      (359,912)            -              -              -                        -       (359,912)
                                    ------------------------------------------------------------------------------------------------
Net Income (Loss)                   $ 7,942,739   $ 7,124,311     $  259,118     $  512,889              $(8,400,304)   $ 7,438,753
                                    ================================================================================================
Net Income Per Share:
   Basic And Diluted                $      0.40                                                                         $      0.38
                                    =============                                                                      =============
Weighted Average Shares Outstanding  19,717,347                                                                          19,717,347
                                    =============                                                                      =============





        The above Pro Forma Adjustments do not reflect the additional deferred interest income earned by the Company on its investments in the NHP Pension Notes.

        The accompanying notes are an integral part of these pro forma combined financial statements.


                                                 CAPITAL SENIOR LIVING CORPORATION

                                               PRO FORMA COMBINED STATEMENT OF INCOME
                                                            (Unaudited)



                                                                      For the Year Ended December 31, 1997
                              --------------------------------------------------------------------------------------------------
                                   The
                                 Company       NHP, L.P.      Gramercy        Tesson                Pro Forma       The Company
                                Historical    Historical     Historical     Historical             Adjustments       Pro Forma
                              --------------------------------------------------------------------------------------------------
Revenues:
  Resident and Health Care
     Revenue                  $21,206,865    $15,243,028      $2,818,687    $3,908,599      (1)     $(4,940,669)    $38,236,510
  Rental and Lease Income       4,275,611              -               -             -                        -       4,275,611
  Unaffiliated Management
     Services Revenue           1,919,618              -               -             -                        -       1,919,618
 Affiliated Management
     Services Revenue           1,378,444              -               -             -      (2)        (932,496)        445,948
  Development Fees                976,694              -               -             -                        -         976,694
  Other                           952,650        215,238          91,969        35,431      (1)         (66,883)      1,228,405
                              ---------------------------------------------------------------------------------------------------
     Total Revenues            30,709,882     15,458,266       2,910,656     3,944,030               (5,940,048)     47,082,786

Expenses:
  Operating Expenses           17,474,127      5,260,883       1,351,959     1,415,886      (1)      (2,701,332)     22,801,523
  General and Administration
     Expenses                   6,311,986      5,417,788         728,611       758,347      (1)      (2,268,263)     10,948,469
  Depreciation and
     Amortization               2,117,288      2,007,801         301,873       276,836      (3)         407,340       5,111,138
                              ---------------------------------------------------------------------------------------------------
     Total Expenses            25,903,401     12,686,472       2,382,443     2,451,069               (4,562,255)     38,861,130
                              ---------------------------------------------------------------------------------------------------
Income from Operations          4,806,481      2,771,794         528,213     1,492,961               (1,377,793)      8,221,656
Other Income (Expense):
  Interest Income               3,185,815         89,872           5,477        17,020      (1)        (487,608)      2,810,576
  Interest Expense             (2,022,494)    (6,036,275)       (615,951)     (769,100)     (4)       1,819,883      (7,623,937)
  Other                           440,007       (348,308)              -             -                        -          91,699
                              ---------------------------------------------------------------------------------------------------
  Income before Income
     Taxes and Minority
     Interest in Consolidated
     Partnerships               6,409,809     (3,522,917)        (82,261)      740,881                  (45,518)      3,499,994
Provision for Income Taxes       (792,524)             -               -             -      (6)         174,795        (617,729)
                              ---------------------------------------------------------------------------------------------------
Income before Minority
     Interest in Consolidated
     Partnerships               5,617,285     (3,522,917)        (82,261)      740,881                  129,277       2,882,265
Minority Interest in
     Consolidated Partnerships (1,936,122)             -               -             -                        -      (1,936,122)
                              ---------------------------------------------------------------------------------------------------
Net Income (Loss)             $ 3,681,163    $(3,522,917)     $  (82,261)   $  740,881              $   129,277     $   946,143
                              ===================================================================================================
Net Income Per Share:
Basic and Diluted             $      0.33                                                                           $      0.08
                              =============                                                                        ==============
Weighted Average Shares        11,150,087                                                                            11,150,087
                              =============                                                                        ==============



        The above Pro Forma Adjustments do not reflect the additional deferred interest income earned by the Company on its investments in the NHP Pension Notes.

        The accompanying notes are an integral part of these pro forma combined financial statements.

                       CAPITAL SENIOR LIVING CORPORATION
                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

1.       Basis of Presentation

         The unaudited Pro Forma Combined Balance Sheet as of September 30, 1998 and unaudited Pro Forma Combined Statements of Income for the nine months ended September 30, 1998 and the year ended December 31, 1997, represent the financial position and results of operations of the Company for such periods after giving effect to the adjustments described in the accompanying notes, relating to the acquisitions of properties from NHP and Gramcery Hill Enterprises and Tesson Heights Enterprises, as if these transactions had occurred as of September 30, 1998 for the unaudited Pro Forma Combined Balance Sheet, and as of January 1, 1997 for the unaudited Pro Forma Combined Statements of Income.

2.       Financing Transaction of NHP and Tesson Heights Enterprises

         On September 30, 1998, the Company, through Capital Senior Living Properties 2-NHPCT, Inc. ("CSLP 2-NHPCT"), an indirect wholly-owned subsidiary, entered into a $60,000,000 mortgage loan agreement with Lehman Brothers Holdings, Inc. ("LBHI Loan"). The purpose of the LBHI Loan is to provide financing for the acquisition of four NHP senior living communities, as well as for the Tesson Heights Enterprises ("Tesson") senior living community, all of which have been pledged as collateral. Interest costs are based on 30-day LIBOR, which was approximately 7.25% at September 30, 1998. The loan agreement matures October 1, 1999.

3.       Financing Transaction of Gramercy Hill Enterprises

         On October 28, 1998, the Company, through Capital Senior Living Properties 2-Gramercy, Inc. ("CSLP 2-Gramercy"), an indirect wholly-owned subsidiary, entered into a $6,400,000 Assumption and Release Agreement with Fannie Mae in favor of Washington Mortgage Financial Group, Ltd. ("WMFG") and a $1,980,000 multifamily note in favor of WMF Washington Mortgage Corp. ("WMFC"). The purpose of the loans is to provide financing for the acquisition. The senior living community has been pledged as collateral under these loans. Interest costs are approximately 7.50%, respectively. The Assumption and Release Agreement and WMFC note mature on January, 2008 and January, 2010, respectively.

4.       Acquisitions of Assets

         NHP Transection.
         ---------------

         On September 30, 1998, the Company, through CSLP 2-NHPCT, an indirect wholly-owned subsidiary, completed the acquisition of four senior living communities from NHP Retirement Housing Partners I Limited Partnership ("NHP") for cash consideration of $40,650,000, pursuant to the terms of the Asset Purchase Agreement, which was previously filed as Exhibit 2.1, dated as of July 24, 1998, by and between NHP and CSLP 2-NHPCT. The funds for the transaction were provided from working capital of the Company and from the proceeds of the LBHI Loan pursuant to the terms of the Loan Agreement, which was previously filed as Exhibit 2.3, dated as of September 30, 1998, by and between Purchaser and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc.

                       CAPITAL SENIOR LIVING CORPORATION
          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS - (Continued)

         The senior living communities acquired by the Company from NHP are The Atrium of Carmichael in Carmichael, California; Crosswoods Oaks in Citrus Heights, California; The Heatherwood in Southfield, Michigan; and The Veranda Club in Boca Raton, Florida. Capital Senior Living, Inc. ("CSL"), a subsidiary of the Company, has operated these communities under a long-term management contract since 1992. The purchase price for the properties was determined by independent appraisal. Personnel working at the property sites and certain home office personnel who perform services for NHP are employees of CSL. NHP (prior to the acquisitions) reimbursed CSL for the salaries, related benefits, and overhead reimbursements of such personnel. Capital Realty Group Brokerage, Inc., a company wholly-owned by Messrs. Jeffrey L. Beck and James A. Stroud, the Chief Executive and Chief Operating Officers of the Company, respectively, received a brokerage fee of $1,219,500 related to this transaction, which was paid by NHP.

         The   acquisitions   were   accounted   for   as  a  purchase  business
combination. This transaction is included in the Company's historical balance sheet as of September 30, 1998.

         Gramercy/Tesson Transactions.
         ----------------------------

         On October 28, 1998, the Company, through CSLP 2-Gramercy and CSLP 2-NHPCT, both indirect wholly-owned subsidiaries, completed the acquisition of two senior living communities from Gramercy Hill Enterprises, a Texas limited partnership ("Gramercy"), and Tesson, for aggregate consideration of approximately $34,000,000, pursuant to the terms of certain Asset Purchase Agreements (previously filed as Exhibit 2.1 and Exhibit 2.2 to the Company's Current Report on Form 8-K, dated October 28, 1998) dated as of July 28, 1998, by and between Gramercy and Tesson, respectively, and CSLP 2-Gramercy and CSLP 2-NHPCT, respectively. The funds for the Tesson transaction were provided from working capital of the Company and from the proceeds of the LBHI Loan, dated as of September 30, 1998, with Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc. The funds for the Gramercy transaction were provided from working capital of the Company, the assumption of the $6,400,000 WMFG promissory note and from the proceeds of the $1,980,000 WMFC loan.

         The senior living communities acquired by the Company from Gramercy and Tesson are Gramercy Hill in Lincoln, Nebraska and Tesson Heights, in St. Louis, Missouri. The purchase price for the properties was determined through negotiations between the parties.

         The   acquisitions   were   accounted   for   as  a  purchase  business
combination.

5.       Basis of Valuation

         The Company has obtained independent valuations of the senior living communities from third party valuation firms, which were utilized in determining the purchase accounting of the NHP, Gramercy and Tesson businesses acquired.

6.       Pro Forma Adjustments

         The pro forma adjustments to the combined balance sheet and combined statements of income, and related assumptions, are detailed below:


                                         CAPITAL SENIOR LIVING CORPORATION
                          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS - (Continued)


Pro Forma Combined Balance Sheet


                                                                                      September 30, 1998
                                                                                      ------------------

(1) Reduction for Gramercy cash of $523,972 and Tesson cash of $582,334 not acquired by the Company.

(2) Adjustment to reflect the reduction for certain working capital items of Gramercy and Tesson which were not acquired or assumed by the Company.

(3) Increase in value of property and equipment acquired based upon the fair market value of the assets (Gramercy $6,149,498 and Tesson
          $17,776,449). The property and equipment acquired is being depreciated on a straight line basis over the lives of the assets, which range from four to forty years.

(4) Adjustment to reflect the increase in deferred financing charges of Gramercy as a result of the WMFC note.

(5) Adjustment to reflect the advance against the Company's line of credit to acquire Gramercy and Tesson.

(6) Adjustment to reflect the increase in notes payable-current due to the acquisitions.

(7)       Adjustment to reflect the increase in notes payable:
               Recording of the additional funding of the LBHI Loan                      $15,400,000
               Repayment of the Tesson loan with proceeds from the purchase               (8,103,460)
               Recording of the WMFC Loan                                                  1,957,799
               Reclassing the current portion of the WMFC Loan                              (117,386)
                                                                                ---------------------------
                                                                                          $9,136,953
                                                                                ===========================
(8)       Adjustment to eliminate the historical  partners' capital and retained earnings of Gramercy and Tesson as the acquisitions were accounted for as a purchase.



                                         CAPITAL SENIOR LIVING CORPORATION
                          NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS - (Continued)


Pro Forma Combined Statements of Income


                                                                                      Nine Months
                                                                                          Ended                 Year Ended
                                                                                   September 30, 1998        December 31, 1997
                                                                                -------------------------- -----------------------
(1)        Adjustments to reflect the elimination of revenue,  interest  income, other  revenue,  operating  expenses  and general and  administrative expenses for NHP entities and partnership level activity not acquired or assumed by the Company and interest income foregone relating to the use of the Company's existing working capital.
(2)        Adjustment to reflect the elimination of intercompany
           management fees relating to the NHP properties acquired.
(3)        Adjustment to reflect the net increase (decrease) in
           depreciation and amortization expense:
                Elimination of depreciation expense for NHP entities
                not acquired or assumed by the Company                                $(648,308)              $(860,379)
                Addition of depreciation expense as a result of the
                purchase of property and reevaluation of asset lives                    744,328               1,267,719
                                                                                -------------------------- -----------------------
                                                                                        $96,020                $407,340
                                                                                ========================== =======================
(4)        Adjustment to reflect the net increase (decrease) in
           interest expense:
                Elimination of interest expense for NHP and Tesson
                debt relating to properties and operations not
                acquired or assumed by the Company                                  $(5,312,122)            $(6,805,375)
                Elimination of amortization of deferred loan costs for
                debt related to properties not acquired                                 (11,984)                (36,389)
                Addition of interest expense as a result of the
                financing of the properties                                           3,373,449               4,499,773
                Addition of amortization expense relating to
                deferred loan costs                                                       8,433                 522,108
                                                                                -------------------------- -----------------------
                                                                                    $(1,942,224)            $(1,819,883)
                                                                                ========================== =======================
(5)        Adjustment to eliminate NHP and entities gain on the
           sale of the four properties.
(6)        The Company was an S  corporation  for  federal  income tax  purposes through  November 5, 1997 and NHP,  Gramercy and  Tesson  operated as partnerships, and  accordingly,  incurred no  income  taxes.  The Pro
           Forma adjustment is to reflect  income taxes on the Pro Forma company as if it operated as a C corporation  using an effective  tax rate of
           39.5%.

7.       Other

         The unaudited Pro Forma Combined Balance Sheet and unaudited Pro Forma Combined Statements of Income are preliminary and are presented for informational purposes only and do not necessarily reflect the financial position or results of operations of the Company which would have actually resulted had the acquisitions occurred as of the dates indicated, or the future results of operations of the Company.

(c)  Exhibits.

     *2.1 Asset  Purchase  Agreement,  dated as of July 24, 1998, by and between
          Capital Senior Living Properties, Inc. and NHP Retirement Housing Partners I Limited Partnership.

     *2.2 Assignment and Amendment to Asset Purchase Agreement,  effective as of
          September 29, 1998, by and among NHP Retirement Housing Partners I Limited Partnership, Capital Senior Living Properties, Inc., and Capital Senior Living Properties 2 - NHPCT, Inc.

     *2.3 Loan Agreement, dated as of September 30, 1998, by and between Capital
          Senior Living Properties 2 - NHPCT, Inc. and Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc.

     *99.1 Press Release, dated October 5, 1998.

----------------------
* Filed previously with the Current Report on Form 8-K of the Company, dated September 30, 1998.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CAPITAL SENIOR LIVING CORPORATION
                                        (Registrant)


Date:    December 14, 1998


                                        By:      /s/ Lawrence A. Cohen
                                                --------------------------------
                                                Lawrence A. Cohen
                                                Chief Financial Officer




                                                   EXHIBIT INDEX

                                                                                         Sequentially
Exhibit No.                         Exhibit Description                                 Numbered Page
-----------                         -------------------                                 -------------

*2.1 Asset Purchase Agreement, dated as of July 24, 1998, by and between Capital Senior Living Properties, Inc.
                  and NHP Retirement Housing Partners I Limited
                  Partnership.

*2.2              Assignment   and  Amendment  to  Asset   Purchase   Agreement,
                  effective  as  of  September   29,  1998,  by  and  among  NHP
                  Retirement  Housing  Partners I Limited  Partnership,  Capital
                  Senior  Living  Properties,  Inc.,  and Capital  Senior Living
                  Properties 2 - NHPCT, Inc.

*2.3 Loan Agreement, dated as of September 30, 1998, by and between Capital Senior Living Properties 2 - NHPCT,
                  Inc. and Lehman Brothers Holdings Inc. d/b/a Lehman
                  Capital, a division of Lehman Brothers Holdings Inc.

*99.1             Press Release, dated October 5, 1998



---------------------
* Filed previously with the Current Report on Form 8-K of the Company, dated September 30, 1998.
